                                                Exhibit 99.1

ISILON SYSTEMS ANNOUNCES 2008 FOURTH QUARTER AND ANNUAL FINANCIAL RESULTS

SEATTLE, WA — February 5, 2009 — Isilon® Systems (NASDAQ: ISLN), the leader in scale-out NAS, today announced its financial results for the fourth quarter and year ended December 31, 2008.  Revenue for the fourth quarter was $31.8 million, up 5.0% sequentially compared with $30.3 million in the third quarter of 2008 and up 19.5% from $26.6 million in the fourth quarter of 2007.  Revenue for the year ended December 31, 2008 was $114.4 million up 28.6% from $89.0 million in 2007.

“Isilon’s solid fourth quarter revenue growth and continued progress toward profitability were the results of increasing operating leverage and a continued focus on markets where our scale-out NAS solutions offer customers clear and compelling economic and business value,” said Sujal Patel, President and Chief Executive Officer, Isilon Systems. “By providing a “pay-as-you-grow” solution that aligns capital expenditures directly with continued storage growth, Isilon’s economic and business value resonates well in the current challenging macro-economic environment.”

During the fourth quarter, Isilon appointed new leaders of its Worldwide Channel, Marketing & Business Development and Global Support organizations. “These seasoned business leaders will drive continued improvements in execution while creating significant business leverage through enhanced demand generation, channel performance and customer satisfaction,” said Patel.

Financial results for the fourth quarter and full year of 2008 included the following:

•
Gross margin for the fourth quarter of 2008 was 57.1%, compared with 57.2% in the third quarter of 2008.  Gross margin in the fourth quarter last year was 52.7%.  For the full year 2008, gross margin was 56.3% compared with 52.0% in 2007.

•
Loss from operations for the fourth quarter of 2008 was $4.3 million, compared with $5.2 million in the third quarter of 2008.  Loss from operations in the fourth quarter last year was $8.8 million.  On a non-GAAP basis, loss from operations for the fourth quarter of 2008 was $2.8 million, compared with $3.6 million in the third quarter of 2008.  Non-GAAP loss from operations in the fourth quarter last year was $7.5 million.

•
Net loss for the fourth quarter of 2008 was $4.3 million, or $0.07 per share, compared with net loss of $4.8 million, or $0.08 per share, in the third quarter of 2008.  Net loss in the fourth quarter last year was $7.8 million, or $0.13 per share.  Non-GAAP net loss for the fourth quarter was $2.8 million, or $0.04 per share, compared with non-GAAP net loss of $3.3 million, or $0.05 per share, in the third quarter of 2008.  Non-GAAP net loss in the fourth quarter last year was $6.6 million, or $0.11 per share.  For the full year 2008, non-GAAP net loss was $19.2 million, or $0.30 per share, compared with non-GAAP net loss of $23.0 million, or $0.37 per share last year.

•	As of December 31, 2008, cash, cash equivalents and marketable securities were $77.8 million, compared with $76.7 million as of September 30, 2008.

Conference Call

Isilon management will host a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to discuss Isilon’s fourth quarter and annual financial results.  The conference call will be webcast on the Investor Relations section of Isilon's website at www.isilon.com/company/, where it will be archived.  In addition, the live conference call will be accessible by telephone at 800-901-5218 or 617-786-4511, passcode 53810799.

A replay of the call will be available by telephone approximately two hours after the call ends until 9:00 p.m. PT (12:00 midnight ET), February 19, 2009, at 888-286-8010 or 617-801-6888. The replay passcode is 92985061.

About Isilon Systems

Isilon Systems (NASDAQ: ISLN) is the proven market leader in scale-out NAS. Our clustered storage and data management solutions drive unique business and economic value for customers by maximizing the performance of their mission-critical applications, workflows and processes.  Isilon enables enterprises and research organizations world-wide to manage large and rapidly growing amounts of file-based data in a highly-scalable, easy-to-manage, and cost-effective way. Information about Isilon can be found at http://www.isilon.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements prepared in accordance with GAAP, this press release includes non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, and non-GAAP loss per share.  Isilon provides non-GAAP information to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future and to aid in comparing current operating results with those of past periods.  The company believes the non-GAAP measures provide useful information to management and investors by excluding certain items that may not be indicative of Isilon’s core operating results and business outlook.

Non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, and non-GAAP loss per share exclude charges related to stock-based compensation.  Isilon excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Isilon does not believe reflect core operating results.  Stock-based compensation expense is dependent on a number of factors over which management has limited control and is not a factor management utilizes in operating the business.

These non-GAAP measures are not calculated in accordance with GAAP and should be considered supplemental to, and not a substitute for, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies.  In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.  Isilon believes that non-GAAP measures have inherent limitations in that they do not reflect all of the amounts associated with Isilon's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Isilon's results of operations in conjunction with the corresponding GAAP measures.  We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to operational measures.  We expect to continue to incur expenses similar to the non-GAAP adjustments described above, and the exclusion or inclusion of these items from our non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent.

A table following the financial statements provides a reconciliation of the most directly comparable GAAP measures to the non-GAAP measures used by management.

Safe Harbor for Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our future financial and operating results, the benefits of our products, technologies and services, and our ability to achieve our goals, plans and objectives, including our efforts to further grow into enterprise accounts, improve channel performance, demand generation and customer satisfaction and broaden the recognition of our value proposition in the current challenging macro-economic environment.  These statements are not guarantees of future performance, but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Forward-looking statements involve risks, uncertainties, and assumptions.  If the risks or uncertainties ever materialize, or the assumptions prove incorrect, our actual results may differ materially from those expressed or implied by our forward-looking statements.  There can be no assurances that forward-looking statements will be achieved.  Important factors that could cause actual results to differ materially from those indicated in forward-looking statements include the following: risks associated with anticipated growth in the storage of unstructured, digital content; competitive factors, including changes in the competitive environment, pricing pressures, sales cycle time and increased competition; our ability to build and expand our direct sales operations and improve our reseller distribution channels; our ability to build sales backlogs and improve sales linearity; general economic and industry conditions, including expenditure trends for storage-related products; new product introductions and our ability to develop and deliver innovative products; our ability to provide high-quality service and support offerings; our reliance on a limited number of suppliers and our ability to forecast demand for our products and potential shortages or price fluctuations in our supply chain; risks associated with international operations; and, the current challenging macro-economic environment affecting the U.S. and global economies.  These and other important risk factors and assumptions are detailed in documents filed with the Securities and Exchange Commission, including our report on Form 10-Q for the quarter ended September 30, 2008, our 2007 Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission, and could cause actual results to vary from expectations.  The Company makes no commitment to revise or update any forward-looking statements in order to reflect subsequent events or circumstances.
###

Contacts:

Press:
Chris Blessington, Director of Marketing and Communications, Isilon Systems,
+1-206-315-7620, chris.blessington@isilon.com

Investors:
+1-206-315-7500, investor-relations@isilon.com

Isilon Systems, Inc.
Condensed Consolidated Statements of Operations
 (unaudited)
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2008	December 30, 2007	December 31, 2008	December 30, 2007
Revenue:
Product	$25,119	$22,237	$91,946	$74,434
Services	6,665	4,361	22,476	14,564

Total revenue	31,784	26,598	114,422	88,998

Cost of revenue:
Product	10,035	9,396	36,775	33,761
Services (1)	3,590	3,181	13,213	8,975

Total cost of revenue	13,625	12,577	49,988	42,736

Gross profit	18,159	14,021	64,434	46,262

Operating expenses:
Research and development (1)	6,261	5,125	24,049	19,903
Sales and marketing (1)	11,817	12,484	47,363	42,595
General and administrative (1)	4,397	5,176	19,700	14,945

Total operating expenses	22,475	22,785	91,112	77,443

Loss from operations	(4,316)	(8,764)	(26,678)	(31,181)

Interest income and other	209	998	2,069	4,470

Loss before income tax expense	(4,107)	(7,766)	(24,609)	(26,711)

Income tax expense	(226)	(105)	(469)	(221)

Net loss	$(4,333)	$(7,871)	$(25,078)	$(26,932)

Net loss per common share, basic and diluted	$(0.07)	$(0.13)	$(0.40)	$(0.44)
Shares used in computing basic and diluted net loss per common share	63,760	62,404	63,318	61,514

(1) Includes stock-based compensation as follows:
Cost of revenue	$-	$57	$124	$149
Research and development	377	214	1,165	702
Sales and marketing	602	542	2,257	1,601
General and administrative	560	445	2,359	1,526

Isilon Systems, Inc.
Condensed Consolidated Balance Sheets
 (unaudited)
(in thousands)

	As of
	December 31, 2008	December 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$34,342	$38,999
Marketable securities	43,441	46,862
Trade receivables, net of allowances of $250 and $324, respectively	14,436	20,152
Inventories	12,433	9,430
Other current assets	4,243	5,524
Total current assets	108,895	120,967

Property and equipment, net	11,295	10,571
Total assets	$120,190	$131,538

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,779	$10,962
Accrued liabilities	4,188	5,182
Accrued compensation and related benefits	5,879	5,180
Deferred revenue	18,209	12,392
Total current liabilities	38,055	33,716

Deferred revenue, net of current portion	8,954	5,819
Deferred rent, net of current portion	3,158	3,414
Total liabilities	50,167	42,949

Commitments and contingencies

Stockholders' equity:
Common stock, par value	1	1
Additional paid-in capital	197,685	191,254
Accumulated other comprehensive loss	5	(76)
Accumulated deficit	(127,668)	(102,590)
Total stockholders' equity	70,023	88,589
Total liabilities and stockholders' equity	$120,190	$131,538

Isilon Systems, Inc.
Condensed Consolidated Statements of Cash Flows
 (unaudited)
(in thousands)

	Year Ended
	December 31,	December 30,
	2008	2007
Cash flows from operating activities
Net loss	$(25,078)	$(26,932)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,255	5,337
Amortization of discount on marketable securities	(112)	(182)
Stock-based compensation expense	5,905	3,978
Changes in operating assets and liabilities:
Accounts receivable, net	5,715	3,056
Inventories	(3,112)	(5,305)
Other current assets	1,370	(3,032)
Accounts payable	(1,624)	4,914
Accrued liabilities, compensation payable and deferred rent	(464)	3,857
Deferred revenue	8,952	7,359

Net cash used in operating activities	(2,193)	(6,950)

Cash flows from investing activities
Purchases of property and equipment	(6,576)	(7,284)
Purchases of marketable securities	(53,359)	(71,581)
Proceeds from sales and maturities of marketable securities	57,177	24,995

Net cash used in investing activities	(2,758)	(53,870)

Cash flows from financing activities
Proceeds from issuance of common stock, option exercises	483	782
Proceeds from issuance of common stock, employee stock purchase plan	-	365
Repurchases of unvested common stock	(13)	(94)
Payments of offering costs	-	(1,135)

Net cash provided by (used in) financing activities	470	(82)

Effect of exchange rate changes on cash and cash equivalents	(176)	2
Net decrease in cash and cash equivalents	(4,657)	(60,900)

Cash and cash equivalents at beginning of period	38,999	99,899
Cash and cash equivalents at end of period	$34,342	$38,999

Isilon Systems, Inc.
Reconciliation of GAAP to non-GAAP results
(in thousands, except percentages and per share data)

		Operating Expenses
	Gross margin %	Research and development	Sales and marketing	General and administrative	Total	Loss from operations	Net loss	Net loss per common share, basic and diluted
Three Months Ended
December 31, 2008
GAAP	57.1%	$6,261	$11,817	$4,397	$22,475	$(4,316)	$(4,333)	$(0.07)
Adjustments:
Stock-based compensation	0.0%	(377)	(602)	(560)	(1,539)	1,539	1,539	0.03
Non-GAAP	57.1%	$5,884	$11,215	$3,837	$20,936	$(2,777)	$(2,794)	$(0.04)

September 30, 2008
GAAP	57.2%	$6,318	$11,341	$4,843	$22,502	$(5,156)	$(4,828)	$(0.08)
Adjustments:
Stock-based compensation	0.1%	(376)	(470)	(681)	(1,527)	1,573	1,573	0.03
Non-GAAP	57.3%	$5,942	$10,871	$4,162	$20,975	$(3,583)	$(3,255)	$(0.05)

December 30, 2007
GAAP	52.7%	$5,125	$12,484	$5,176	$22,785	$(8,764)	$(7,871)	$(0.13)
Adjustments:
Stock-based compensation	0.2%	(214)	(542)	(445)	(1,201)	1,258	1,258	0.02
Non-GAAP	52.9%	$4,911	$11,942	$4,731	$21,584	$(7,506)	$(6,613)	$(0.11)

Twelve Months Ended
December 31, 2008
GAAP	56.3%	$24,049	$47,363	$19,700	$91,112	$(26,678)	$(25,078)	$(0.40)
Adjustments:
Stock-based compensation	0.1%	(1,165)	(2,257)	(2,359)	(5,781)	5,905	5,905	0.10
Non-GAAP	56.4%	$22,884	$45,106	$17,341	$85,331	$(20,773)	$(19,173)	$(0.30)

December 30, 2007
GAAP	52.0%	$19,903	$42,595	$14,945	$77,443	$(31,181)	$(26,932)	$(0.44)
Adjustments:
Stock-based compensation	0.1%	(702)	(1,601)	(1,526)	(3,829)	3,978	3,978	0.07
Non-GAAP	52.1%	$19,201	$40,994	$13,419	$73,614	$(27,203)	$(22,954)	$(0.37)